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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 3, 2005

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)


          Delaware                       1-15615                  36-1433610
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


     155 North Wacker Drive, Suite 500, Chicago, Illinois      60606
           (Address of Principal Executive Offices)         (Zip Code)


        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.        Entry into a Material Definitive Agreement.

         BRIDGE LOAN AND WARRANTS

         On October 3, 2005, Whitehall Jewellers, Inc. (the "Company") entered into a Bridge Term Loan Credit Agreement (the "Bridge Loan Agreement") with PWJ Lending LLC ("PWJ Lending"), an investment fund managed by Prentice Capital Management, L.P. ("Prentice Capital"), and Holtzman Opportunity Fund, L.P. ("Holtzman") (together with any other lenders under such agreement from time to time, the "Lenders"), and PWJ Lending as administrative agent and collateral agent for the Lenders. Under the Bridge Loan Agreement, the Lenders provided a term loan (the "Term Loan") to the Company in the aggregate principal amount of $30,000,000 (the "Commitment Amount"), which bears interest at a fixed rate of 18% per annum, payable monthly, and has a stated maturity date as early as December 30, 2005. The proceeds of the Term Loan were used, among other purposes, to repay a portion of the revolving credit loans then outstanding under the Senior Credit Agreement, to fund a segregated account that will promptly be disbursed into a third party escrow account established for the benefit of certain of the Company's trade vendors and to pay fees and expenses associated with the transaction. The Company's obligations under the Bridge Loan Agreement are secured by a lien on substantially all of the Company's assets which ranks junior in priority to the liens securing the Company's obligations under the Senior Credit Agreement. The Bridge Loan Agreement contains a number of affirmative and restrictive covenants and representations and warranties that generally are consistent with those contained in the Company's Senior Credit Agreement (as amended by the Fourth Amendment). The Company may prepay the Term Loan at any time, provided, however, that if the Term Loan is prepaid with funds from any source other than the proceeds of the Notes (as defined below), then the Company will be required to pay to the Lenders an exit fee of 4% of the Commitment Amount. Under the Bridge Loan Agreement, the Company is required to use the proceeds of a sale of the Notes to retire the Term Loan. While the Lenders may accelerate the obligations of the Company under the Bridge Loan Agreement to be immediately due and payable upon an Event of Default, the rights of the Lenders to enforce the obligations are subject to an intercreditor agreement with the holders of debt under the Senior Credit Agreement.

         In connection with the Bridge Loan Agreement, the Company issued 7-year warrants (the "Warrants"), which are immediately exercisable, with an exercise price of $.75 per share to the Lenders to purchase 2,792,462 shares of the Company's common stock (i.e., 19.99% of the number of shares currently outstanding). The exercise price of the Warrants will be reduced, subject to certain limited exceptions, if the Company subsequently issues common stock or the right to acquire common stock at a price of less than $.75 per share.

         A copy of the Bridge Loan Agreement and the form of Warrants are attached hereto as Exhibits 10.1 and 10.2 respectively and are incorporated herein by reference. The foregoing description of the Bridge Loan Agreement and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of these documents.

         SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

         Contemporaneously with the entry into the Bridge Loan Agreement, the Company, PWJ Funding LLC ("PWJ Funding"), another fund affiliated with Prentice Capital, and Holtzman entered into a Securities Purchase Agreement (the "Purchase Agreement," and PWJ Lending, PWJ Funding and Holtzman are collectively referred to herein as "Prentice").

         Subject to certain terms and conditions set forth in the Purchase Agreement, the Company has agreed to sell to Prentice $50,000,000 of secured convertible notes (the "Notes"). The stated maturity of the Notes will be three years after the date of issuance which maturity generally may be extended by the Company for up to two years. Prentice will have the option to extend the maturity date in the event and for so long as an event of default shall have occurred and be continuing under the Notes or through the date that is ten business days after the consummation of a change of control of the Company in the event a change of control is publicly announced prior to the maturity date. The Notes will be secured by the same second security interest that secures the Term Loan.

         The Notes will bear interest at a rate of 12% per annum, payable quarterly. Interest that becomes payable during the initial three year term of the Notes will be paid in shares of common stock of the Company at the Conversion Price (initially



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$0.75 per share). The Conversion Price will be reduced, subject to certain limited exceptions, if the Company subsequently issues common stock or the right to acquire common stock at a price of less than $.75 per share. Interest that becomes payable after the initial three year term of the Notes will be paid in cash.

         Upon a change of control of the Company, the holder of a Note may require the Company to redeem all or any portion of the Note for a price equal to (i) the outstanding principal amount of the Notes, together with any accrued and unpaid interest or late charges thereon multiplied by (ii) 125% (unless the change of control is not approved by a majority of the disinterested members of the Company's board of directors, in which case the 125% will be 100%).

         The issuance of the Notes under the Purchase Agreement is subject to certain conditions including (i) the approval by the stockholders of the Company of (A) the issuance of the shares of common stock pursuant to the terms of the Notes, (B) an amendment to the Company's certificate of incorporation providing for a 1-for-2 reverse stock split, and (C) the election of persons designated by Prentice to the Company's board of directors (the "Board Nominees"), (ii) upon election, such Board Nominees constituting a majority of the members of the board of directors, and (iii) no occurrence of an event, circumstance or fact which resulted in, would result in or could reasonably be expected to a result in a extremely detrimental event on the Company. The Company may terminate the Purchase Agreement under certain circumstances in order to accept a superior proposal. The Notes will contain certain covenants, including limitations on indebtedness, and liens and a prohibition on dividends.

         Under the Purchase Agreement, the Company may not solicit offers, inquiries or proposals or conduct negotiations with any third parties regarding a transaction that involved debt or equity fundraising or that would otherwise be done in lieu of the transaction with Prentice, subject to the Company's board of directors fullfiling its fiduciary duties to the Company's shareholders and creditors. The Company may terminate the Purchase Agreement under certain circumstances in order to accept a superior proposal.

         The shares of common stock issuable (i) upon exercise of the Warrants,
(ii) upon conversion of the Notes, and (iii) as payment of interest under the Notes, will represent approximately 87% of the issued and outstanding shares of common stock of the Company, assuming (A) no anti-dilution adjustment to the Conversion Price or the Exercise Price and (B) no issuance of common stock or securities convertible, exercisable or exchangeable for common stock prior to the closing of the transction, other than pursuant to the Notes and Warrants.

         The proceeds to be received by the Company upon the sale of the Notes will be used to retire the Term Loan and for general working capital purposes.

         The Purchase Agreement contains a provision contemplating that 80% of any proceeds to the Company from any proceedings by the Company against Beryl Raff or certain other persons relating to the termination of her employment with the Company, net of litigation costs and the costs relating to any counterclaim against the Company, would be paid by the Company to a trust or other vehicle to be established for the benefit of certain shareholders prior to the closing under the Purchase Agreement and possibly certain creditors.

         Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company and Prentice entered into a Registration Rights Agreement pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of common stock the may be issued
(i) upon exercise of the Warrants, (ii) upon conversion of the Notes, and (iii) in payment of interest under the Notes.

         The Company's Board of Directors formed a Special Committee to consider the terms of the Bridge Loan Agreement, Warrants, Securities Purchase Agreement and Registration Rights Agreement, as well as other financing alternatives. In connection with their evaluation of these transactions the Special Committee and the Board of Directors received the opinion of Duff & Phelps, LLC that the terms of these transactions are fair to the shareholders of the Company from a financial point of view.



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         Copies of the Purchase Agreement, form of Note and Registration Rights
Agreement are attached hereto as Exhibits 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The foregoing description of the Purchase Agreement, form of Note and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of these documents.

         FOURTH AMENDMENT TO THE SENIOR CREDIT AGREEMENT

         Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company entered into a Waiver, Consent and Fourth Amendment (the "Fourth Amendment") to the Second Amended and Restated Revolving Credit and Gold Consignment Agreement (the "Senior Credit Agreement"), dated as of July 29, 2003, by and among the Company, LaSalle Bank National Association ("LaSalle"), as administrative agent and collateral agent for the banks party thereto ("Banks"), the Banks, Bank of America, N.A., as managing agent, and Back Bay Capital Funding LLC, as accommodation facility agent.

         Under the Senior Credit Agreement (as amended by the Fourth Amendment), the Banks provide a revolving line of credit of up to $125,000,000 (the "Revolving Facility") and an accommodation facility of $15,000,000 (the "Accommodation Facility"), each having a maturity date of October 3, 2008. The Fourth Amendment removes the financial performance covenants and modifies the borrowing base calculation and increases the minimum required availability covenant. The Senior Credit Agreement remains secured by substantially all of the assets of the Company. The Senior Credit Agreement continues to contain affirmative and negative covenants and representations and warranties customary for such financings. Borrowings under the Revolving Facility shall bear interest at the option of the Company (i) at the LIBOR rate plus 250 basis points, or
(ii) at the lesser of (a) LaSalle Bank, National Association's prime rate and
(b) the federal funds effective rate plus 50 basis points (such lesser rate, the "Base Rate"). Borrowings under the Accommodation Facility bear interest at the Base Rate plus 800 basis points. The Company may prepay without penalty and reborrow under the Revolving Facility. The Company will be required to pay an early termination fee under certain circumstances if the Revolving Facility is terminated early or if the Accommodation Facility is prepaid. The Banks may accelerate the obligations of the Company under the Senior Credit Agreement to be immediately due and payable upon an Event of Default. The Company intends to use the proceeds for working capital needs, fees and costs associated with the Bridge Loan Agreement and the proposed Note conversion and for general corporate purposes. As of October 5, 2005, there was approximately $92.3 million in borrowings outstanding under the Senior Credit Agreement.

         A copy of the Fourth Amendment is attached hereto as Exhibit 10.6 and is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment.

         TRADE VENDOR TERM SHEET

         The Company, Prentice Capital and the Banks executed a term sheet (the "Term Sheet") with certain trade vendors. Vendors holding over 90% of the Company's aggregate trade debt to inventory suppliers ("Suppliers") have now executed the Term Sheet. The Term Sheet provides a mechanism for (i) the Company's satisfaction of its current trade debt ("Trade Debt") to participating Suppliers, and (ii) the participating Suppliers' prompt delivery of merchandise to the Company for the upcoming holiday season. Under the provisions of the Term Sheet, the Company will make payments totaling 50% of the Trade Debt at various time up to January 16, 2006. A final payment in the amount of 50% of the Trade Debt, plus accrued interest at 6% from and after January 17, 2006, is required to be made on or about September 30, 2007. The obligations to pay the final 50% of the Trade Debt will be secured by a security interest in substantially all of the Company's assets ranking junior to the interests securing the Senior Credit Agreement, the Bridge Loan Agreement and the Notes. The Term Sheet is subject to and conditioned upon the execution of definitive documentation among the parties.

         A copy of the Term Sheet is attached hereto as Exhibit 10.7 and is incorporated herein by reference. The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet.


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         STOCKHOLDER RIGHTS PLAN AMENDMENT

         Contemporaneously with the execution of the Purchase Agreement, the Company entered into an amendment to its Amended and Restated Stockholders Rights Plan, dated as of April 28, 1999, between the Company and LaSalle Bank, as the Rights Agent (as so amended, the "Stockholders Rights Plan") to provide that none of Prentice, any of the other purchasers that may be added under the Securities Purchase Agreement or any of their affiliates or associates (each, a "Buying Person") shall be deemed to be an Acquired Person (as defined in the Stockholders Rights Plan) and no Distribution Date or Share Acquisition Date (each, as defined in the Stockholders Rights Plan) shall occur and no Rights will otherwise become exercisable as a result of the execution and delivery of the Purchase Agreement, the Notes or the Warrants, the public announcement of such execution and delivery, the performance of the Purchase Agreement, the Notes or the Warrants or the consummation of the other transactions contemplated thereby. After the closing of sale of the Notes under the Purchase Agreement, each Buying Person shall be deemed to be an "Exempt Person" for purposes of the definition of Acquiring Person and, therefore, not an Acquiring Person regardless of the amount of common stock of the Company beneficially owned by such Buying Person.

         A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

         The information contained in Item 1.01 concerning the Company's direct financial obligations is hereby incorporated herein by reference.

Item 3.02.        Unregistered Sales of Equity Securities.

         Pursuant to the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to sell Notes to Prentice. Interest that becomes payable during the first three years following the issuance of the Notes will be paid in shares of common stock of the Company. Each Note will be immediately convertible at the option of the holder into shares of common stock. The Company has issued Warrants to Prentice to acquire initially up to 2,792,462 shares of common stock of the Company. Pursuant to the terms and conditions set forth in the Registration Rights Agreement, the Company has agreed to register the shares of common stock that may be issued (i) upon exercise of the Warrants,
(ii) upon conversion of the Notes, and (iii) in payment of interest under the Notes. The Company has completed the sale of the Warrants, and intends to complete the offers and sales of the Notes (including the right to receive shares of common stock as interest and upon conversion of the Notes), based on the exemptions provided under Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended. The information contained in Item
1.01 is hereby incorporated herein by reference.

Item 9.01.        Exhibits.

Exhibit No.         Exhibit


4.1 First Amendment to Amended and Restated Stockholders Rights Agreement, dated October 3, 2005, between the Company and LaSalle Bank.

10.1 Bridge Term Loan Credit Agreement, dated October 3, 2005, among the Company, PWJ Lending LLC, Holtzman Opportunity Fund, L.P. ("Holtzman") and PWJ Lending LLC as administrative agent and collateral agent for the Lenders.

10.2                Form of Warrant


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10.3                Securities Purchase Agreement, dated October 3, 2005, among the Company, PWJ Funding LLC and Holtzman.

10.4                Form of Note

10.5 Registration Rights Agreement, dated October 3, 2005, among the Company, PWJ Funding LLC and Holtzman.

10.6 Fourth Amendment to the Second Amended and Restated Revolving Credit and Gold Consignment Agreement, dated as of July 29, 2003, by and among the Company, LaSalle Bank National Association, as administrative agent and collateral agent for the banks party thereto ("Banks"), the Banks, Bank of America, N.A., as managing agent, and Back Bay Capital Funding LLC, as accommodation facility agent.

10.7 Term Sheet among the Company, Prentice Capital Management, LP and certain vendors as set forth therein


ADDITIONAL INFORMATION

In connection with Whitehall's solicitation of proxies with respect to the meeting of shareholders to be called with respect to the approval of the reverse stock split, share issuances contemplated under the convertible notes and election of certain directors, Whitehall will file with the Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of Whitehall, a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders, because it will contain important information. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Shareholders also will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention:
Investor Relations, Telephone: 312/732-6800 or from Whitehall's website, www.whitehalljewellers.com.

CERTAIN INFORMATION REGARDING PERSONS WHO MAY BE DEEMED TO BE PARTICIPANTS

Whitehall and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from shareholders of Whitehall in favor of the actions described above. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in Whitehall's proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Whitehall common stock as of June 1, 2005 is also set forth in the Schedule 14A filed by Whitehall on June 8, 2005.




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                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WHITEHALL JEWELLERS, INC.
                                          (Registrant)


                                    By:  /s/ John R. Desjardins
                                         -------------------------------
                                            John R. Desjardins
                                            Executive Vice President
                                            and Chief Financial Officer
Date: October 6, 2005



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                                  EXHIBIT INDEX

Exhibit No.         Exhibit


4.1 First Amendment to Amended and Restated Stockholders Rights Agreement, dated October 3, 2005, between the Company and LaSalle Bank.

10.1 Bridge Term Loan Credit Agreement, dated October 3, 2005, among the Company, PWJ Lending LLC, Holtzman Opportunity Fund, L.P. ("Holtzman") and PWJ Lending LLC as administrative agent and collateral agent for the Lenders.

10.2                Form of Warrant

10.3 Securities Purchase Agreement, dated October 3, 2005, among the Company, PWJ Funding LLC and Holtzman.

10.4                Form of Note

10.5 Registration Rights Agreement, dated October 3, 2005, among the Company, PWJ Funding LLC and Holtzman.

10.6 Fourth Amendment to the Second Amended and Restated Revolving Credit and Gold Consignment Agreement, dated as of July 29, 2003, by and among the Company, LaSalle Bank National Association, as administrative agent and collateral agent for the banks party thereto ("Banks"), the Banks, Bank of America, N.A., as managing agent, and Back Bay Capital Funding LLC, as accommodation facility agent.

10.7 Term Sheet among the Company, Prentice Capital Management, LP and certain vendors as set forth therein.